UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2005

LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10689	13-2842791
(State or other	(Commission file number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

1441 Broadway, New York, New York, 10018
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (212) 354-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 8, 2005, the Board of Directors (the “Board”) of Liz Claiborne, Inc. (the “Registrant”) approved an additional Supplemental Executive Retirement Plan (the “2005 SERP”). The terms of the 2005 SERP are substantially similar to the Registrant’s existing Supplemental Executive Retirement Plan, which was previously filed with the Securities and Exchange Commission as Exhibit 10(t)(i) to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

In addition, upon the recommendation of the Nominating and Governance Committee following its review of market data and other considerations, and in consultation with outside compensation consultants, the Board approved the following increases in compensation of non-management Directors, such increases to be effective as of January 1, 2006:

1.             An increase in the Annual Retainer fee from $125,000 (with $75,000 payable in the form of registrant’s common stock, par value $1 per share (the Common Stock”)), to $150,000 (with $100,000 payable in the form of Common Stock); and

2.             An increase in the retainer fee for the Chair of the Board’s Audit Committee from $10,000 to $20,000.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Dated: December 14, 2005	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Vice President, Deputy General Counsel and Secretary